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EXHIBIT 10.9

Amendment to Investment Advisory Agreement

        Amendment, dated July 1, 2000, to Investment Advisory Agreement dated December 1, 1997, by and between ESG Re Limited and Head Asset Management LLC:

        Per paragraph 20 ("Amendment") of the above named Investment Advisory Agreement, the Investment Advisory Agreement is hereby amended as follows, with the agreement of both parties:

          Paragraph 12, Investment Advisory Fees, subparagraph 1(a) Description of Fee is amended to read as follows:

  12.
  Investment Advisory Fees

  1.
  Investment Advisory Fees.

            (a)    Description of Fee.    In consideration of the services provided to the Client under this Agreement, the Client shall pay the Adviser a fee to be calculated on the market value of all assets in the Account, and paid quarterly as set forth in paragraph (b) of this Section 12 (the "Investment Advisory Fee") to be determined at the following annual rates for the corresponding market values of the Account:

      (x)
      $2.00 per $1,000 (20 basis points) for a market value of $150 million or less; and

      (y)
      $1.50 per $1,000 (15 basis points) for the balance.

        In witness hereof, the parties hereto have executed this Agreement as of the date and year first above written.

ESG RE LIMITED
By:	/s/ MARK E. OLEKSIK
Name:	Mark E. Oleksik
Title:	Senior Financial Officer
HEAD ASSET MANAGEMENT L.L.C.
By:	/s/ HENRY B. SPENCER
Name:	Henry B. Spencer
Title:	Chief Investment Officer

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Amendment to Investment Advisory Agreement